Exhibit 10.2

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this Agreement”) is made and entered into as of this                    day of                                              , 2000, by and between CIRCLE LINE SIGHTSEEING YACHTS, INC., c/o New York Cruise Lines, Inc., Pier 83 West 42nd Street & The Hudson River, New York, New York 10036, hereinafter referred to as “Owner,” and APCOA/STANDARD PARKING, INC., Two Copley Place, Suite 300, Boston, MA 02116, hereinafter referred to as “Operator.”

W I T N E S S E T H:

THAT, WHEREAS, Owner presently controls a parking facility at The Hudson River and Piers 81 and 83 and has the authority to contract for the management of said facility;

WHEREAS, Operator is an experienced operator and manager of parking facilities; and

WHEREAS, Owner and Operator desire to enter into an agreement whereby Operator will manage parking of motor vehicles at such facility upon the terms, covenants and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.                                      PREMISES.  Owner hereby grants to Operator and Operator hereby accepts the right and obligation of administering, managing and operating the parking operations with respect to the parking facility known as the Circle Line Lot, servicing Pier 81 and Pier 83 and located at West 42nd Street and the Hudson River in the City of New York, State of New York, hereinafter referred to as the “Premises.”

2.                                      TERM.  The term of this Agreement shall be for three (3) years commencing on                              , 2000 and expiring on                                     , 2003 (the “Term”).

3.                                      OPERATOR’S OBLIGATIONS AND SERVICES.  Operator hereby covenants and agrees that it will:

(a)                                  Operate and direct the operation of the Premises as a parking facility, and render the usual and customary services incidental thereto, in a professional, businesslike and efficient manner, subject only to the limitations contained in this Agreement, and provide supervision and inspection adequate to properly manage the Premises.  Owner reserves the right to establish the hours of operation and parking rates for the Premises.

(b)                                 Routinely maintain the parking equipment provided by Operator (if any) in good operating condition and repair, and also purchase, on behalf of Owner, with Owner’s prior written approval, equipment and supplies necessary for the operation of the Premises.

(c)                                  Hire, pay and supervise sufficient experienced and qualified personnel who will render the services required by this Agreement for the professional, businesslike and efficient operation of the Premises.  Such employees will be neatly uniformed and courteous to the public.  All persons so employed shall be employees of Operator and not of Owner, and shall have no authority to act as the agent of Owner.

(d)                                 Promote, advertise and endeavor to increase the volume, efficiency and quality of the services rendered.

(e)                                  Collect from transient users of and monthly parkers at the Premises parking fees and other charges as directed by Owner.

(f)                                    Maintain courteous, businesslike relations with users of the Premises, whose requests shall be received, considered and promptly acted upon.

(g)                                 Cause the Premises to be maintained in a clean and orderly manner according to reasonable standards acceptable to Owner, including routine cleaning, sweeping, power washing, painting, light bulb and ballast replacement, but Operator shall not be required to make (and shall not be authorized to make, without Owner’s prior written approval) any structural, mechanical, electrical or other installations or alterations to the Premises required by statutes, regulations or other governmental requirements pertaining to air quality, environmental protection or persons with disabilities, which matters shall be the sole responsibility of Owner.

(h)                                 Promptly notify Owner of any damage, accident, injury, or in the event of any other matter which, in Operator’s reasonable judgment, requires Owner’s attention.

(i)                                     Advise and cooperate with Owner in the development and implementation of rules and regulations applicable to the Premises, and enforce such applicable rules and regulations as Owner shall adopt.  Advise and consult with Owner with respect to matters of potential changes to traffic control systems, signage and/or any other matter that may substantially alter the use and operation of the Premises, the implementation of any of which shall require Owner’s written consent.

(j)                                     Obtain and maintain the policies of insurance specified in Section 8 hereof.

(k)                                  Maintain the premises, systems and improvements in good condition and repair including (as applicable) all directional signs and paint where necessary including affixing striping to pavement.

(l)                                     Prepare and file all necessary returns, reports and forms required by law in connection with unemployment insurance, social security taxes, worker’s compensation insurance, disability benefits, Federal and state income tax withholding and other similar taxes and all other returns and reports required by any Federal, state or municipal authority (other than income and property tax returns of the Owner) including but not limited to all New York State and City Sales, Use and Parking Taxes, collect, remit and   pay or make all deposits required for such taxes.

(m)                               Annually during the term, Operator shall prepare and deliver to Owner a budget, for Owner’s reasonable approval, reflecting the Gross Receipts and Operating Expenses (defined in Section 4 hereof) which Operator expects to receive and incur, respectively, during Owners forthcoming fiscal year (the Budget), it being agreed that if Owner for any reason does not respond to any proposed Budget within sixty (60) days after Owners receipt thereof, said Budget shall be deemed approved.  If at any time during the period covered by an approved Budget it appears to Operator that the actual total of all Operating Expenses likely to be incurred during said period will exceed the Budget’s projected total by more than ten percent (10%), Operator shall promptly so advise Owner, and Owner and Operator shall jointly discuss what actions, if any, could be taken to minimize the Operating Expenses without substantially impairing the operation of the Premises.

All expenses incurred in connection with performing the above obligations and services shall be deemed Operating Expenses (defined in Section 4 hereof).

In addition to the above services, Operator shall provide certain “amenities” programs as mutually agreed upon with the prior approval of Owner.  Said approval shall be at the sole discretion of Owner and the cost of such programs shall not be an Operating Expense hereunder.

4.                                      GROSS RECEIPTS, OPERATING EXPENSES, REIMBURSABLE COSTS AND NET PROFIT.  Operator shall account for all Gross Receipts collected by Operator under this Agreement and deposit such receipts in a federally insured bank account maintained by Operator.

“Gross Receipts” shall mean all sums collected by Operator for the parking and storage of motor  vehicles, or for any other services or amenities offered by Operator on the Premises  whether on an hourly, daily, weekly, or monthly basis, less all refunds, discounts and allowances made by Operator to its customers.  “Net Receipts” are defined as Gross Receipts less any sales, use, excise, occupancy, gross receipts, parking tax, or any other tax or charge collected by Operator on behalf of and payable to the tax collector.

Owner reserves the right, in its sole discretion, to allow parking at the Premises without charge or at a reduced rate for special events or employee parking, or at other times Owner determines.  Accordingly, Gross Receipts shall not include the value any such free or discounted parking privileges granted by Owner to its employees, agents, representatives, and invitees.

“Operating Expenses” shall mean all expenses related to the operation of the Premises, including, without limitation, the aggregate of salaries and wages, payroll taxes, fringe benefits, workers’ compensation insurance, license and permit fees, uniforms, supplies, pagers, tools, radios, cleaning, costs of maintenance and repair required of Operator hereunder, telephone charges, employee recruitment/training, cost of annual audit, banking charges, credit card system charges, postage and freight, tickets, stationery including report forms, garagekeeper’s legal and public liability insurance premiums established by Operator , the first $1,000 of any loss or damage claim (plus attorney’s fees and court costs to defend Owner and/or Operator in actions brought to recover damages for such losses) and losses due to theft or robbery.  Such expenses shall be paid from Net Receipts if sufficient.

Operating Expenses shall not include utility charges, costs of maintenance and Owner’s carrying costs for the Premises, such as depreciation, building insurance, real estate taxes and assessments, taxes on Owner’s personal property, debt retirement including mortgage interest, rent and any other expenses (including compliance with the Americans With Disabilities Act of 1990).  Payment of such expenses and costs are the sole obligation of Owner.

“Reimbursable Costs” are any expenses which are not deemed Operating Expenses and are approved in writing by Owner prior to expenditure.

If Owner disputes any Operating Expense or Reimbursable Cost, Owner shall give Operator written notice specifying the item disputed and the reason therefor.  In such event, owner shall have the right to withhold any money that represents a disputed item.  Payment for any Operating Expense or Reimbursable Cost which is not disputed shall not be withheld.  The parties shall, in good faith, diligently pursue resolution of any disputed item within thirty (30) days of said notice.  In the event  that after the thirty (30) day period, the dispute is not resolved, the Owner and Operator agree to submit this disputed matter for a non-binding mediation to JAMS, 45 Broadway, New York, New York 10006.  The Owner and Operator understand that the role of the mediator is not to render a decision but to assist the parties in reaching a mutually acceptable resolution.

The mediator will provide an evaluation of the Owner and Operator’s cases and of the likely resolution if the dispute is not settled.  The Owner and Operator agree that the mediator is not acting as an attorney or providing legal advice on behalf of either of them.  The fees charged by JAMS will be shared and paid equally by the Owner and Operator.

“Net Profit” is the balance remaining after deducting all Operating Expenses and Reimbursable Costs from Net Receipts.  Net Profit, less deductions for any Net Profit Advance (defined below), and Operator’s Management Fee, shall be paid to Owner concurrently with the statement required in Section 9 of this Agreement.

An advance of Net Profit shall be paid to Owner as follows:

(a)                                  On or before December 31, 2000 or any future December 31st during the term of the Agreement, and again on or before April 1, 2000, or any future April 1st during the term of this Agreement, Operator shall remit, upon Owner’s written request, to Owner an advance of Net Profit equal to $100,000.00 for each month.  Thus, the annual advance of Net Profit shall be equal to $200,000 (“Net Profit Advance”).  Owner shall be responsible for paying back the Net Profit Advance, plus interest equal to the prime rate of interest published in The Wall Street Journal plus two (2) points, according to Subsection (b) below.

(b)                                 The annual Net Profit Advance, plus interest as aforesaid, shall be deducted by Operator from the Premises’ Net Receipts during the months of April through December of each year.  If, as of January 1 of any year (after the first year), the Net Profit Advance for such year still shall not have been fully reimbursed because Net Receipts for the months of April through December were insufficient, then Owner must reimburse the balance due Operator in accordance with Section 7 herein.

5.                                      MANAGEMENT FEE.  As compensation for Operator’s services hereunder, Owner shall pay Operator, each month, a management fee based on a tiered percentage of annual Net Receipts, as follows:

5% of the first $700,000 of annual Net Receipts; plus

6% of annual Net Receipts in excess of $700,000, but less than $1,000,000; plus

7% of annual Net Receipts in excess of $1,000,000.

In computing the Management Fee, Net Receipts (as defined in Section 4 hereof) shall not include all (i) sums due and payable and (ii) outstanding accounts receivable, if any, for the parking of motor vehicles.  The Management Fee may be deducted by Operator from Net Receipts to the extent such receipts are sufficient.

The term “year” shall mean the twelve (12) consecutive calendar months beginning with the commencement date of the Initial Term of this Agreement and each twelve-month period thereafter.

6.                                      CONDITION AND USE OF THE PREMISES.  Owner warrants and represents that, at the commencement of and throughout the term herein, the Premises (including but not limited to the roof, structural portions, and interior and exterior of any building which is part of the Premises) are and shall, at Owner’s expense, be kept in good condition and repair for use as a parking facility and be constructed and fixtured to comply with all laws, regulations, ordinances and codes now in effect or which become effective during the term hereof, including the Americans With Disabilities Act of 1990.

7.                                      REIMBURSEMENT OF DEFICIT.  In the event the Net Receipts actually collected by Operator during any year are exceeded by the total of Operating Expenses, Reimbursable Costs, the Management Fee, and any reimbursement of Net Profit Advance due Operator pursuant to Section 4 herein, resulting in a deficit for said year, Owner agrees to pay Operator the amount of said deficit within thirty (30) days after receipt of Operator’s annual statement. If payment is not made by Owner to Operator within said thirty-day period, Operator shall have the right to:  (i) charge interest equal to prime rate of interest published in The Wall Street Journal plus two (2) points from the date such payment became due and payable; (ii) offset the amount of the deficit (plus accrued interest) by deduction thereof from any Net Profit due or to become due to Owner; and (iii) at its option, terminate this Agreement upon written notice, without waiving or limiting any of its legal remedies which Operator may pursue to collect the amount owed.

8.                                      OPERATOR’S INSURANCE COVERAGES.

(a)                                  Operator shall carry and maintain, as an Operating Expense, the following insurance coverages:

(1)                                  Worker’s Compensation insurance in compliance with the Worker’s Compensation Act of the State of New York.

(2)                                  Employer’s liability insurance on all employees for the Premises not covered by the Worker’s Compensation Act, for occupational accidents or disease, for limits of not less than $100,000 for any one occurrence, or whatever is necessary to satisfy the requirements of the umbrella liability insurance specified in Subsection (a)(6) below.

(3)                                  Garage liability insurance on an occurrence form basis with limits of not less than $1,000,000 per occurrence with an annual aggregate limit of $2,000,000 per location.

(4)                                  Garage keeper’s legal liability insurance (if applicable) insuring any and all automobiles that are parked at the Premises by Operator’s attendants or for which a bailment otherwise is created, with such limits of liability not less than $1,000,000 per occurrence.

(5)                                  Comprehensive crime insurance including employee theft, premise, transit and depositor’s forgery coverage, with limits of liability as to any given occurrence of $50,000 for monies and securities inside and outside the Premises, and $1,000,000 on account of any employee dishonesty.

(6)                                  Umbrella liability insurance, in excess following form, with an annual aggregate limit of not less than (i) $15,000,000, with respect to garage liability insurance, and (ii) $15,000,000, with respect to garagekeeper’s legal liability insurance (if applicable).

(b)                                 The liability policies affording the coverages described in Subsections (a)(3), (a)(4) and (a)(6) above shall be endorsed to cover Owner and its employees, agents, directors and officers as additional insureds.

(c)                                  All such insurance shall be with companies as shall be reasonably satisfactory to Owner, and all such policies shall provide that they may not be cancelled or adversely altered without at least thirty-(30) days’ prior written notice to Owner.  Operator shall deliver satisfactory certificates of insurance to Owner and renewal policies shall be obtained, and certificates delivered to Owner, at least thirty (30) days prior to expiration.

(d)                                 Owner hereby waives all claims for recovery from Operator and its employees, agents, directors and officers for personal injury and/or loss or damage to Owner’s property of the type covered by insurance actually carried by Owner or which is commonly covered under an “all-risk” of direct physical loss insurance policy of the type customarily available in New York, New York, in either case irrespective of applicable deductibles.

9.                                      ACCOUNTING.  Within twenty (20) days after the end of each calendar month, Operator shall mail to Owner a statement showing all Gross Receipts, Net Receipts, Operating Expenses, Reimbursable Costs, the Management Fee and Net Profit for the preceding calendar month.  Within forty-five (45) days following the last month of the term of this Agreement, Operator shall mail a like final statement.  An annual statement setting forth such information for Owner’s fiscal year shall be mailed to Owner within 45 days after the end of each fiscal year.  Owner’s fiscal year shall be January 1 to December 31..

Operator shall keep complete and accurate accounting reports and records of Gross Receipts, Net Receipts, Operating Expenses, Reimbursable Costs and Net Profit relating to the Premises.  Such reports and records shall be kept in accordance with good accounting practices.  Operator shall permit Owner to inspect Operator’s accounting reports and records at Operator’s offices during reasonable business hours and at Owner’s expense.

10.                               EQUIPMENT AND IMPROVEMENTS.  Operator may, with Owner’s written approval, purchase and install equipment or improvements which the parties agree should be installed as part of the revenue and traffic control system and operational requirements for the Premises.

Title to equipment and improvements so purchased and installed by Operator shall vest in Owner upon installation.  The total cost thereof (including delivery and installation costs and taxes) shall be reimbursed to Operator by Owner within thirty (30) days after receipt of Operator’s statement showing the description and cost of each item, or, at the option of Operator, may be deducted by Operator from the Net Profit otherwise due and payable to Owner.

Operator agrees that it will not make or construct any improvements, additions or alterations to the Premises without the prior written consent of Owner.

11.                               OWNER’S OBLIGATIONS.  Owner shall, at its expense, be responsible only for following:

(a)                                  Repair and maintenance of the Premises, systems and improvements in good condition and repair, including (as applicable):  heating, air conditioning, ventilating, exhaust, fire protection, alarm, utility, plumbing (including lavatory facilities), sewage, drainage, security and lighting systems; paving; fencing; parking booths; landscaping; windows and doors; plate glass; driveways, sidewalks and curbs (including curb cuts); sealing and waterproofing; electrical or mechanical equipment, including traffic control devices used at or in the Premises; and all structural repairs.

(b)                                 Alterations, improvements and additions Owner deems necessary and/or as may be required by the Americans With Disabilities Act of 1990, and payment of architectural, engineering or consulting fees with respect thereto.

Owner agrees that any contract between Owner and a contractor for work on behalf of Owner at the Premises shall require (i) the contractor to indemnify, save and hold Owner and Operator harmless from and against and free and clear of all claims, suits, actions, and damages which may arise, occur or result from work performed by said contractor, and (ii) the contractor to name Owner and Operator as additional insureds on contractor’s policy of insurance and furnish Owner and Operator with a certificate of insurance evidencing such coverages.

12.                               INDEMNIFICATION.  Operator shall indemnify and hold harmless Owner from all loss or liability whatsoever, on account of any damage or injury, claims and demands arising out of acts or omissions of the Operator, its agents or employees, or by failure to keep said parking facility or equipment in good order and repair, or for such other damage or injury caused by any acts or events whatsoever including, but not limited to, acts or omissions of third parties in or about said parking facility.  However, Operator shall not be liable for damages or injury occasioned by failure of the Owner to comply with its obligations hereunder or by reason of the negligence of the Owner, its agents or employees or third parties.  Owner shall indemnify and hold harmless Operator from all loss or liability whatsoever, on account of any damage or injury, claims and demands arising out of acts or omissions of the Owner, its agents or employees;  or by failure to keep said parking facility or equipment in good order and repair;  or for such other damage or injury caused by any acts or events whatsoever including, but not limited to, acts or omissions of third parties in or about said parking facility.  However, Owner shall not be liable for damages or injury occasioned by failure of the Operator to comply with its obligations hereunder or by reason of the negligence of the Operator, its agents or employees or third parties.  Operator guarantees to and indemnifies Owner for payment of any liability imposed upon Owner as a result of Operator’s failure to pay any tax due or to become due to any municipal taxing including but not limited to any tax, penalty or interest thereon.

13.                               OWNER’S INSURANCE.  Owner shall, at its expense, provide and maintain fire and extended coverage, vandalism and malicious mischief, and all-risk insurance coverages for buildings, improvements and any other real or personal property of Owner located on the Premises in an amount equal to the full replacement cost thereof.

14.                               RELEASE AND WAIVER OF SUBROGATION.  In the event all or any part of the Premises (including any buildings, improvements or other real or personal property thereon) are damaged or destroyed by fire or other casualty, the rights or claims of either party or its employees, agents, successors or assigns against the other with respect to liability for such loss, destruction or damage resulting therefrom, including loss, destruction or damage suffered as a result of negligence of either party or their employees or agents, are hereby released and discharged, and any and all subrogation rights or claims are hereby waived to the extent of the insurance coverage carried by the parties hereto.

All such insurance policies shall contain a clause or endorsement providing that the insurance shall not be prejudiced if the insured has waived its rights of recovery (including subrogation rights) against any person or company prior to the date of loss, destruction or damage.

15.                               LICENSES AND PERMITS.  Operator shall obtain and maintain all licenses and permits required by an operator of parking facilities by any governmental body or agency having jurisdiction over Operator’s operations at the Premises and will abide by the terms of such licenses and permits.  Any license or permit fees incurred by Operator shall be deemed an Operating Expense.

16.                               LAWS AND ORDINANCES.  Operator shall not use all or any part of the Premises for any use or purpose which is (i) forbidden by or in violation of any law of the United States, any state law or any city ordinance, or (ii) may be dangerous to life, limb or property.

17.                               LOSS OR DAMAGE TO PREMISES.  In case of any substantial loss of or damage to the Premises as the result of a taking under the power of eminent domain, or by fire, storm or other casualty, Owner may (i) repair or restore the Premises at Owner’s expense, or (ii) abandon the operation and terminate this Agreement by giving at least ten (10) days’ prior written notice to Operator.  If Owner so terminates, Owner shall not be liable to Operator for Management Fees arising after the date of taking or casualty; provided, however, if any portion of the Premises remains suitable for parking and Operator, with Owner’s prior written approval, continues its operations, Operator shall be entitled to receive its Management Fees for the period during which such operations are continued. If Owner repairs and restores the Premises, no Management Fees shall be due for the period the Premises are unsuitable for the ordinary conduct of parking business, and Operator shall not be required to provide services hereunder, but this Agreement shall continue in effect and the term shall be extended for a period equal to the period needed for repair and restoration.

18.                               RELATIONSHIP OF THE PARTIES.  No partnership or joint venture between the parties is created by this Agreement, it being agreed that Operator is an independent contractor.

19.                               FORCE MAJEURE.  Neither party shall be in violation of this Agreement for failure to perform any of its obligations by reason of strikes, boycotts, labor disputes, embargoes, shortages of materials, acts of God, acts of the public enemy, acts of public authority, weather conditions, riots, rebellion, accidents, sabotage or any other circumstances for which it is not responsible and which are not within its control.  No Management Fee shall be due to Operator if it suspends operations for any such cause or event.

20.                               GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.                               APPROVALS.  Whenever the approval of either party is required herein, such approval shall not be unreasonably withheld or delayed except where it is provided herein to be in the sole discretion of the Owner.

22.                               WAIVERS.  No waiver of default by either party of any term, covenant or condition hereof to be performed or observed by the other party shall be construed as, or operate as, a waiver of any subsequent default of the same or any other term, covenant or condition hereof.

23.                               SEVERABILITY.  If any provision hereof is held to be invalid by a court of competent jurisdiction, such invalidity shall not affect any other provision hereof, provided such invalidity does not materially prejudice either party in its rights and obligations contained in the valid provisions of this Agreement.

24.                               TERMINATION.  The Owner may terminate this Agreement provided the Owner gives thirty (30) days prior written notice to the Operator.  The Operator may terminate this Agreement provided the Operator gives ninety (90) days prior written notice to the Owner.

25.                               ASSIGNMENT.   Operator shall not assign or transfer this Agreement or its right, title or interest herein without the prior written consent of Owner.  The giving of such consent shall be in the sole discretion of the Owner.  Operator is hereby given the right to assign this Agreement to an affiliate of Operator or to a corporation substantially all of the stock of which is owned by Operator and/or to collaterally assign its right, title and interest herein to a financial institution as security for any present or future loans to Operator.

26.                               NOTICES.  Any notice or communication required to be given to or served upon either party hereto shall be given or served by personal service or by express delivery or by mailing the same, postage prepaid, by United States registered or certified mail, return receipt requested, to the following addresses:

TO OWNER:	Circle Line Sightseeing Yachts, Inc.
c/o New York CruiseLines, Inc. Attn: Mark Davidoff, Vice President Pier 83, West 42nd Street & The Hudson River New York, NY 10036

with copy to:	Graubard Mollen & Miller
(by regular mail)	Attn: Kevin B. McGrath, Esq.
600 Third Avenue
New York, New York 10016

TO OPERATOR:	APCOA/Standard Parking, Inc.
Attn: Legal Department 900 N. Michigan Avenue, Suite 1600 Chicago, IL 60611

with copy to:	APCOA/Standard Parking, Inc.
(by regular mail)	Attn: Richard P. DiPietro, Senior Vice President Two Copley Place, Suite 300 Boston, MA 02116

Either party may designate a substitute address at any time hereafter by written notice thereof to the other party.

27.                               ENTIRE AGREEMENT.  This Agreement, together with all exhibits hereto, constitutes the entire agreement between the parties, and all other representations or statements heretofore made, verbal or written, are merged herein.  This Agreement may be amended only by written agreement of the parties.

28.                               PARTIES BOUND.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, executors, administrators, legal representatives and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OWNER:	OPERATOR:

Circle Line Sightseeing Yachts, Inc.	APCOA/Standard Parking, Inc.

By:	By:
August J. Ceradini	Steven A. Warshauer
President	Executive Vice President

FIRST AMENDMENT OF MANAGEMENT AGREEMENT

This FIRST AMENDMENT OF MANAGEMENT AGREEMENT (this “Amendment”) is made and entered into as of this              day of                          2003, by and between Circle Line Sightseeing Yachts, Inc., hereinafter referred to as “Owner,” and Standard Parking Corporation, a Delaware corporation formerly known as APCOA/Standard Parking, Inc., hereinafter referred to as “Operator.”

W I T N E S S E T H:

THAT, WHEREAS, Owner and Operator are parties to a Management Agreement dated September 19, 2000 (“Management Agreement”) pursuant to which Operator operates and manages Owner’s parking facility at the Hudson River and Piers 81 and 83 in New York, New York (“Premises”); and

WHEREAS, Owner and Operator desire to amend the Management Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.                                      RECITALS AND DEFINITIONS.  The above recitals are incorporated herein.  The terms defined in the Management Agreement shall have the same meanings ascribed to such terms in the Management Agreement when used herein, unless expressly defined otherwise herein.

2.                                      NET PROFIT ADVANCE.  Operator shall continue to advance Net Profit to Owner in accordance with Section 4 (a) and (b) of the Management Agreement, except that for the balance of the term of the Management Agreement:

(a)          The first installment ($100,000) of the total annual Net Profit Advance of $200,000 shall be due and payable to Owner on the 1st day of April each year during the remainder of the term, or if such date shall fall on a day other than a business day, the first business day thereafter; and

(b)         The second installment ($100,000) of the total annual Net Profit Advance shall be due and payable to Owner on the 31st day of December each year during the remainder of the term, or if such date shall fall on a day other  than a business day, the first business day thereafter.

3.                                      LOAN TO OWNER.  On or before June         , 2003, Operator shall loan (“Loan”) to Owner the sum of $300,000 (“Loan Amount”).  Owner shall pay back the Loan Amount, plus interest thereon at a rate of nine percent (9%) per annum, to Operator in full by November 1, 2003 (“Due Date”).  Owner may prepay the Loan Amount at any time without penalty.  As consideration for the Loan, the Management Fee shall be adjusted in accordance with Section 4 of this Amendment and Owner shall execute and deliver to Operator, upon execution of this Amendment, a promissory note in the form attached hereto and made a part hereof as Exhibit “A”.

If the Loan Amount, plus interest as aforesaid, is not paid to Operator by the Due Date, then: (a) Operator may charge interest at the default rate (“Default Rate”) of twelve percent (12%); (b) Owner shall be in default of the Management Agreement; (c) the Management Fee set forth in Section 4 of this Amendment shall remain in effect until such time as the Loan is paid back in full; and (d) Operator may continue to operate the Premises, notwithstanding any expiration of the Management Agreement or attempt by Owner to terminate the Agreement, free of any obligation to remit any Net Profit or Net Profit Advance to Owner, and retaining all Gross Receipts and deducting the balance of the Loan Amount (plus interest as aforesaid) from Net Receipts until such time as Operator is paid in full.  The foregoing remedies shall be in addition to all remedies available at law or in equity to recover the sum due.

If the Loan Amount, plus interest as aforesaid, is not paid to Operator by the Due Date and Operator retains a collection agency and/or an attorney to pursue collection of the delinquent amount plus interest at the Default Rate, then all collection costs, including without limitation, attorney’s fees and court costs, shall be payable by Owner to Operator.

4.                                      MANAGEMENT FEE.  Commencing retroactive to January 1, 2003 and continuing until such time as the Loan Amount (plus interest as aforesaid) in paid in full to Operator, the Management Fee payable to Operator each month shall be based on the following.

5% of the first $163,000 of annual Net Receipts; plus

12% of all Net Receipts in excess of $163,000.

In the first full month following the date on which the Loan Amount (plus interest as aforesaid) is paid in full, the Management Fee as originally set forth in Section 5 of the Management Agreement shall be reinstated and this Section 4 shall be deemed terminated.  Thus, for example, if the Loan is paid in full on October 31, 2003, the Management Fee for November 2003 and subsequent months shall conform to Management Fee originally set forth in Section 5 of the Management Agreement

5.                                      TERMINATION RIGHTS.  All rights to terminate the Management Agreement shall remain as originally set forth in the Management Agreement except that, for so long as the Loan remains outstanding, repayment of the Loan Amount (plus interest as aforesaid) to Operator shall be a condition precedent to the exercise by Owner of any right of termination of the Agreement.  In addition, if the Management Agreement should terminate for any other reason while the Loan is still pending (for example, but without limitation, because of a condemnation action, or loss or damage to the Premises), then the Loan Amount (plus interest as aforesaid) shall become due and payable as of the date of such termination.  If not paid upon termination, then Operator may pursue any or all of the remedies available under Section 3 of this Amendment, at law or in equity, and shall be entitled to recovery of its collection costs and legal fees, all as set forth in said Section 3.

6.                                      NO OTHER CHANGES.  Except as expressly modified herein, the Management Agreement remains in full force and effect upon its original terms and conditions.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

OWNER:	OPERATOR:

Circle Line Sightseeing Yachts, Inc.	Standard Parking Corporation

By:	By:
Name:	Name:	Michael K. Wolf
Title:	Title:	Executive Vice President

Exhibit “A”

FORM OF PROMISSORY NOTE

$300,000	Executed at

June         , 2003

FOR VALUE RECEIVED, CIRCLE LINE SIGHTSEEING YACHTS, INC. (the “Maker”), promises to pay to the order of STANDARD PARKING CORPORATION, a Delaware corporation (“Lender”) the principal sum of Three Hundred Thousand Dollars ($300,000.00).  Said principal sum, plus interest thereon at a rate of nine percent (9%) per annum, shall be paid to Lender on or before November 1, 2003 (“Due Date”).

Failure to pay said sum when due shall entitle the holder(s) of this Promissory Note to declare the amount immediately due and payable without notice to the Maker.  Past due payments shall bear interest at the default rate of twelve  percent (12%) per annum (“Default Rate”).

This Note is given to evidence the making of a loan by Standard Parking Corporation to Maker in connection with a Management Agreement by and between Standard Parking Corporation and Maker dated September 19, 2000, as amended by First Amendment of Management Agreement dated                            , 2003 (as so amended, the “Management Agreement”).

The Maker waives notice of protest, dishonor, or any other notice otherwise required to be given to a maker of a Promissory Note, and Maker acknowledges that this Note is given in connection with a business transaction and not in connection with any household, consumer, or agricultural transaction.

Maker shall have the right to prepay this Note in part or in full at any time, or to make partial payments from time to time, but no prepayment shall relieve the Maker from the obligation to make the payment in full of the loan amount, plus interest as aforesaid, as the same becomes due.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Maker and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the additional or release of any other party or persons primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE MAKER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE MAKER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE MAKER BY MAIL AT THE ADDRESS SPECIFIED IN THE “NOTICES” SECTION OF THE MANAGEMENT AGREEMENT.  THE MAKER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

The person signing this Promissory Note on behalf of Maker hereby acknowledges that he is a duly qualified officer of Maker and that all requisite proceedings, if required by the by-laws and/or other corporate documents of Maker, have been taken, and said officer has all requisite corporate authority to execute and deliver this Promissory Note.

CIRCLE LINE SIGHTSEEING YACHTS, INC.

By:

Name:

Title:

Date: